                                                                 Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of our report dated April 23, 1999 relating to the financial statements, which appears in the Annual Report of the Monaco Coach Corporation 401(k) Plan on Form 11-K for the year ended December 31, 1998.




/s/ PricewaterhouseCoopers LLP


Eugene, Oregon
June 29, 1999